As filed with the Securities and Exchange Commission on September 27, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                 --------------

                          STAR TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                       77-0362681
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                          223 East De La Guerra Street
                         Santa Barbara, California 93101
                                 (805) 899-1962
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 --------------

                        Employee Stock Option Agreements
                            (Full title of the plans)

                                  Kelly D. Enos
                             Chief Financial Officer
                          STAR Telecommunications, Inc.
                          223 East De La Guerra Street
                         Santa Barbara, California 93101
                                 (805) 899-1962
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   COPIES TO:
                           Timothy F. Sylvester, Esq.
                               Riordan & McKinzie
                           300 South Grand, 29th Floor
                          Los Angeles, California 90071
                                 (213) 629-4824

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                          Proposed              Proposed
    TITLE OF EACH CLASS OF           AMOUNT                MAXIMUM               MAXIMUM             AMOUNT OF
       SECURITIES TO BE               TO BE            OFFERING PRICE           AGGREGATE          REGISTRATION
          REGISTERED               REGISTERED           PER SHARE(1)         OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock ($.001 par value      65,385 shares          $5.625             $367,790.62            $102.25
          per share)
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales price on September 21, 1999, respectively, as reported on the Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

         (a) the Company's Annual Reports on Form 10-K for the year ended December 31, 1998, 10K 405 filed March 31, 1999, and 10K 405/A filed September 22, 1999, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, and its 14A proxy statements filed January 19, 1999 and June 24, 1999;

         (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 1997; and

         (c) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the validity of the Common Stock being registered hereby have been passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Restated Certificate of Incorporation provides for indemnification of the Company's directors, officers, employees and other agents to the extent under the circumstances permitted by the Delaware Law.

         The Company has also entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services by that person as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company. The Company has also purchased directors' and officers' liability insurance.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1      Opinion of Riordan & McKinzie.

         23.1     Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

         23.2     Consent of Riordan & McKinzie (included in Exhibit 5.1).

         24.1     Power of Attorney with respect to the Company (see page II-4).

---------------

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and to deliver or cause to be delivered to each person to whom a prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Barbara, State of California, on September 23, 1999.

                                         STAR TELECOMMUNICATIONS, INC.


                                         By:  /s/ Mary A. Casey
                                            ---------------------------------
                                             Mary A. Casey, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this registration statement hereby constitutes and appoints Christopher
E. Edgecomb and Mary A. Casey, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this registration statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                       Title                                  Date
-----------------------------------------      -------------------------------------------      -------------------

/s/ Christopher E. Edgecomb                    Chief Executive Officer, Chairman of the
-----------------------------------------      Board and Director (Principal Executive
Christopher E. Edgecomb                        Officer)                                         September 23, 1999


/s/ Kelly D. Enos                              Chief Financial Officer, Treasurer and
-----------------------------------------      Assistant Secretary (Principal Financial
Kelly D. Enos                                  Officer)                                         September 23, 1999

/s/ John Pasini
-----------------------------------------      Executive Vice President, Finance (Chief
John Pasini                                    Accounting Officer)                              September 23, 1999


/s/ Mary A. Casey
-----------------------------------------      President, Secretary and Director                September 23, 1999
Mary A. Casey


-----------------------------------------      Director                                         September __, 1999
Gordon Hutchins, Jr.


-----------------------------------------      Director                                         September __, 1999
Mark Gershien


-----------------------------------------      Director                                         September __, 1999
Arunas A. Chesonis

/s/ John R. Snedegar
-----------------------------------------      Director                                         September 23, 1999
John R. Snedegar

/s/ Samer Tawfik
-----------------------------------------      Director                                         September 23, 1999
Samer Tawfik


                                                     INDEX TO EXHIBITS


 SEQUENTIALLY                                                                                       SEQUENTIALLY
   NUMBERED                                              DESCRIPTION                                  NUMBERED
    EXHIBIT                                                                                              PAGE

      5.1                Opinion of Riordan & McKinzie..............................................      S-1

     23.1                Consent of Arthur Andersen LLP, Independent Public Accountants.............      S-2

     23.2                Consent of Riordan & McKinzie (included in Exhibit 5.1)....................      S-1

     24.1                Power of Attorney with respect to the Company (see page II-4)


---------------